Registration No. 33-32026

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

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                                DUQUESNE LIGHT COMPANY
                (Exact name of registrant as specified in its charter)


             Pennsylvania                                   25-04516000
          (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                    Identification No.)


                                  411 Seventh Avenue
                                    P.O. Box 1930
                         Pittsburgh, Pennsylvania 15230-1930
                                    (412)393-6000

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  David D. Marshall
                                    President and
                               Chief Executive Officer
                                  411 Seventh Avenue
                            Pittsburgh, Pennsylvania 15219
                                    (412)393-6000

              (Name, address, including zip code, and telephone number,
                      including area code, of agent of service)


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                             WITHDRAWAL FROM REGISTRATION


          The Company hereby withdraws from registration $101,500,000 principal amount of the Debt Securities of the Company registered for issuance under File No. 33-32026 and remaining unissued at October 21, 1996, with the following result:


     Debt Securities registered under File No. 33-32026          $225,000,000
     Debt Securities previously issued                            123,500,000
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     Debt Securities withdrawn from registration                 $101,500,000



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                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-32026 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on October 21, 1996.

                                        DUQUESNE LIGHT COMPANY



                                        By:           /s/ Gary L. Schwass
                                           ---------------------------------
                                           Name:  Gary L. Schwass
                                           Title: Senior Vice President and
                                                  Chief Financial Officer